AS FILED WITH SECURITIES EXCHANGE COMMISSION ON May 30 _, 2000.
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3
                              Amendment Number One
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                        SOCRATES TECHNOLOGIES CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            -------------------------

             Delaware                                   54-1707718
-------------------------------                    -------------------
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22183
                                 (703) 288-6500
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            -------------------------

                 Paul W. Richter, General Counsel and Secretary
                        Socrates Technologies Corporation
                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22183
                                 (703) 288-6500
            ---------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time-to-time, pursuant to Rule 415, after the Registration Statement becomes effective.

         If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check this box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] __________ .

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________ .

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] __________ .

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                                                     Net
                                                       Net           Offering
                                          Aggregate    Offering      Proceeds
Title of          Number of   Price per   Offering     Proceeds      to Selling   Registration
Securities        Shares      Share       Proceeds     To Company    Shareholder  Fee
------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value   2,877,335    $2.75      N/A          N/A           $7,912,671   $2,618.00
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933. The maximum aggregate offering price was computed by multiplying 2,877,335 shares by the last closing bid price of the Common Shares on April 3, 2000, as reported on NASDAQ.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                    SUBJECT TO COMPLETION, DATED May 30, 2000

PRELIMINARY PROSPECTUS

                                2,877,335 Shares
                                       of
                        Socrates Technologies Corporation
                         Common Stock, $0.01 par value,
                    consisting of 2,304,000 Shares offered by
                              Selling Shareholders

                            -------------------------

This Prospectus is part of a Registration Statement that we have filed with the SEC using a "shelf" registration process. This means:

         - The selling shareholders may offer and sell the 2,877,335 Shares covered by this Prospectus from time to time.

         - We will provide a Prospectus Supplement each time we issue or sell any of the Treasury Stock and each time the selling shareholder sells the common shares covered by this Prospectus; and

         - The Prospectus Supplement will provide specific information about the terms of the offering and also may add, update, or change information contained in this Prospectus.

Socrates Technologies Corporation's common shares trade on the NASDAQ National Market System under the symbol "SOCT."

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                            -------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 30, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           ----
WHERE YOU CAN FIND MORE INFORMATION........................................   4
THE COMPANY................................................................   4
THE SELLING SHAREHOLDERS...................................................   5
FORWARD-LOOKING STATEMENT..................................................   6
RISK FACTORS...............................................................   6
USE OF PROCEEDS............................................................   8
PRICE RANGE OF COMMON SHARES...............................................   9
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF .......................   9
  December 31, 1999........................................................   9
PLAN OF DISTRIBUTION.......................................................   9
DESCRIPTION OF COMMON SHARES...............................................   9
LEGAL MATTERS..............................................................   9
EXPERTS....................................................................   9
TRANSFER AGENT................................... .........................  10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  10
-------------------------------------------------

         We have not taken any action to permit a public offering of the common shares covered hereby outside of the United States or to permit the possession or distribution of this Prospectus outside of the United States. Persons outside of the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the common shares and the distribution of this Prospectus outside of the United States.

         In this Prospectus, "Socrates," "Company," "we," "us," and "our" refer to Socrates Technologies Corporation.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN ON THE FRONT OF THESE DOCUMENTS.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC on Form S-3 Registration Statement registering the common shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement or the exhibits that are part of the Registration Statement. For further information with respect to Socrates and the common shares, please see the Registration Statement and the exhibits that are part of the Registration Statement.

         You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As required by the Exchange Act, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC's public reference rooms and the Website of the SEC referred to above.

                                   THE COMPANY

         We are a Delaware holding company with two primary businesses: (1) providing information technology products and services, including network engineering and computer system integration services and products, to commercial and government customers in the Mid-Atlantic area (hereinafter referred to as the "IT Services Business"); and custom software development and maintenance services, especially in basic business and management and information systems, to commercial customers in the United States (referred to as the "Systems Development Business"). The IT Services Business is conducted primarily through Socrates' Networkland Inc. subsidiary. The Systems Development Business is conducted primarily through our Technet Computer Services, Inc. subsidiary.

         Prior to 1999, Socrates Technologies, Inc., a Maryland corporation and a wholly-owned subsidiary of Socrates, was the primary business of Socrates and was engaged in the resell of third-party and proprietary computer hardware and software products. Due to decreasing profit margins in the computer reselling business and resulting financial losses sustained by the Company in that business, Socrates refocused the primary business lines to the IT Services Business and Systems Development Business in 1999 and phased out in 1999 the computer reseller business conducted by Socrates Technologies, Inc. Socrates Technologies, Inc. continues to offer a limited number of courses designed to train individuals to become certified engineers in computer systems and network engineering, website development and website communication technologies through its Socrates Technologies, Inc. subsidiary. Socrates Technologies, Inc. also offers training in basic computer skills to job training candidates sponsored by local county governments. The sales and service staff of Socrates Technologies, Inc. were transferred to Networkland Inc. or laid off in the fall of 1999. Socrates first offered its common shares to the public in August 1995. Our registered offices are located at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183, and our telephone number is (703) 288-6500.

         Socrates has experienced a considerable change in business focus and revenues during 1999. Under a new management team, that was installed in September and October 1999, Socrates is focused on software development and automated service provider services or "ASP" over the Internet and other networks and has discontinued most of its computer hardware reseller business.

                            THE SELLING SHAREHOLDERS

         The following persons are the selling shareholders whose shares are offered under this prospectus:

Name of Selling                Number of Shares             Number of Shares
Shareholders                   Beneficially Owned           Being Registered
--------------                 ------------------           ----------------

Farshad Sajedi                      2,000,000                   2,000,000

Ganapathy Govind                      220,000                     220,000

Edward Paul Roberts                   415,000                     300,000

Gary Freeman                          133,334                     133,334

Brian Marshall                        101,667                     101,667

Edward Ratkovich                    1,932,467                      66,667

Warren Fine                            25,000                      25,000

Gilbert McCord                         26,667                      26,667

Susan Cunningham                        2,500                       2,500

Dwayne Chandler                         1,500                       1,500

Total:                              4,858,135                   2,877,335

         Two million of the common shares covered by this Prospectus are shares owned by Mr. Farshad Sajedi, a director of Socrates and the Chief Executive Officer, President and a director of Networkland Inc., a wholly-owned subsidiary of the Company. The Selling Shareholder acquired 2,000,000 shares of Socrates Common Stock, $0.01 par value, on August 17, 1999 in exchange for all of his shares of common stock, no par value, of Networkland Inc. The Plan and Agreement of Reorganization among Socrates, Networkland Inc., Socrates Merger Corporation and Mr. Sajedi, dated August 17, 1999, requires the Company to register his Socrates Common Shares.

         Mr. Sajedi has advised the Company that he may sell some of the Common Shares from time to time during 2000. Mr. Sajedi has not decided at this time how many shares he may sell in 2000. Once the Common Shares are registered, the Company does not believe that there are any restrictions on the right of Mr. Sajedi to sell his Common Shares once they are registered.

         Edward Paul Roberts received his 300,000 shares pursuant to a December 1999 agreement with the Registrant whereby Mr. Roberts transfer of 300,000 of his unrestricted shares to Pinnacle System and Development (PSD), a New York firm, as consideration for certain investment banking and placement agent services for the Registrant in year 2000. Mr. Roberts also purchased 115,000 shares under the Registrant's December 1999 private placement of shares to fewer than 10 "accredited investors" (as defined in Rule 501 under Regulation D, promulgated under the Securities Act of 1933, as amended).

         Susan Cunningham received 2,500 shares as par of her compensation package when employed by JMR Distributors, Inc., a subsidiary of the Registrant. The Registrant agreed to register Mr. Chandler's shares of Stock in year 2000 at the time of issuance.

         The other shareholders named above acquired the shares to be registered under this Registration Statement in the December 1999 private placement of shares by the Registrant. Under the terms of the private placement, the Registrant agreed to register the shares purchased under the December 1999 private placement in year 2000.

                            FORWARD-LOOKING STATEMENT

         An investment in our common shares involves a high degree of risk. In addition to the other information contained in this Prospectus, you should carefully consider the risk factors identified below before investing in our common shares. All statements, trend analyses, and other information contained in this Prospectus regarding the markets for our container leasing services and net revenue, profitability, and anticipated expense levels, and any statements containing the words "anticipate," "believe," "plan," "estimate," "expect," "intend," or other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business and economic risks. Our actual results of operations may differ materially from those contained in the forward-looking statements. The cautionary statements made in this Prospectus apply to all forward-looking statements wherever they appear in this Prospectus.

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this Prospectus before investing in our common shares. Investing in our common shares involves a high degree of risk. Any of the following factors could harm our business and could result in a partial or complete loss of your investment.

OUR BUSINESS IS HIGHLY COMPETITIVE

         Socrates is engaged in businesses where there are numerous competitors that possess substantially greater resources and market share than Socrates. As such, Socrates is unable to effectively compete for certain projects or for projects requiring resources that exceed Socrates' current capabilities, especially in the IT Services Business.

         Further, Socrates ability to attract and retain key personnel may be adversely impacted upon by the fact that Socrates does not possess the resources of many of its competitors to attract and compensate, especially in terms of incentive compensation, key personnel.

OUR BUSINESS HAS EXPERIENCED SUCCESSIVE FISCAL QUARTERS OF SIGNIFICANT FINANCIAL LOSSES

         While Socrates believes that revenues from existing business and its existing capital resources and lines of credit are sufficient to sustain operations, the discontinuance of certain operations in 1998 and 1999 and losses from discontinued and ongoing businesses have adversely impacted during the past two fiscal quarters on the ability of Socrates to fund the growth of its primary business lines. Socrates believes that its current primary business lines are profitable and that Socrates will be able to obtain before January 2000 adequate lines of credit and new investment capital to fund the operations and future growth of Socrates' primary business lines.

         Socrates has suffered successive fiscal quarters of substantial financial losses since 1997. These financial losses have resulted from discontinuance of certain subsidiaries' businesses and losses from ongoing and discontinued business operations.

DEPENDENCE ON FINANCING

         We are heavily dependent upon third parties to supply us with the capital needed to acquire products in the IT Services Business. Our operations require significant capital to purchase computer and information technology products for customers in the IT Services Businesss. We have historically financed product purchases through vendor financing, factoring or floor financing lines and internal cash reserves or loans from insiders. Socrates currently does not have a non-vendor credit line for the purchase of products. Socrates believes that it will obtain non-vendor financing before January 2000 and that such line of credit will be sufficient to meet the foreseeable financing needs of the IT Services Business.

         Socrates entered into an agreement on March 20, 2000 to issue 4% Convertible Debentures due March 20, 2005 to certain foreign investors. The agreement imposes certain restrictions on the ability of Socrates to dilute current shareholders through the issuance of additional shares of capital stock and on consummating mergers and acquisitions with third parties without the consent of the Debenture holders. Further, the conversion of the Debentures, which may occur as early as June 2000, will cause substantial dilution to existing shareholders. Socrates expects to raise approximately $4 million through the private placement of the Debentures, which money will be used for working capital, retirement of certain debts of the Company and its subsidiaries and acquisition costs.

         The restrictive terms of the Debenture private placement may hinder the ability of Socrates to raise additional money or consummate future acquisitions. Socrates believes that the $4 million financing was essential to implementation of Socrates' new business plan and to improving Socrates' financial condition.

THE PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE

         The price of our common stock is highly volatile. During the period from January 1, 1998 to March29, 2000 the closing price of our common stock has ranged from a high of $9.06 to a low of $0.50. Following periods of volatility in the market price of a Company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business. The volatile fluctuations of the market price are based on (1) the number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares; (2) our performance and meeting expectations of our performance, including the development and commercialization of our products and proposed products; and (3) general economic and market conditions. As a small technology company, any investment in our stock is highly risky and subject to sudden changes in market price.

WE ARE DEPENDENT UPON KEY MANAGEMENT

         Most of our senior executives and other management-level employees have been with us for less than three years. The loss of the services of one or more of them could have a material adverse effect on our business. We believe that our future success will depend on our ability to retain key members of our management team and to attract capable management in the future. There can be no assurance that we will be able to do so. We do not maintain "key man" life insurance policies on any member of management.

         Gana Govind, the chief executive officer of Technet Computer Services, Inc., did not renew his employment agreement as the chief executive officer of Technet Computer Services, Inc. when it expired on September 30, 1999. Badri Devanathan, a senior executive with Technet Computer Services, Inc., has been appointed President of Technet Computer Services, Inc., effective January 1, 2000. Mr. Govind continues to provide management and technical services to Technet Computer Services, Inc. as a consultant.

HOLDING COMPANY STRUCTURE

         We are a holding company. We derive all of our operating income and cash flow from our subsidiaries. We rely upon distributions from our subsidiaries and inter-company borrowings to generate the funds necessary to meet our obligations. The ability of our subsidiaries to make payments to us is subject, among other things, to applicable laws of their respective jurisdictions of incorporation and such restrictions as may be contained in credit agreements or other financing arrangements entered into by such subsidiaries. Claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims and those of our shareholders.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common shares that the Selling Shareholders will sell pursuant to this Prospectus.

         Any proceeds received from the sale of the Treasury Shares will be used to pay the operating expenses of the Company and its subsidiaries.

                          PRICE RANGE OF COMMON SHARES

         Our common shares are quoted on the Nasdaq National Market under the symbol "SOCT." The following table sets forth, for the periods indicated, the high and low closing prices per share of our common shares as reported on the Nasdaq National Market.

                                                                 HIGH     LOW
                                                                 ----     ---
CALENDAR YEAR 1998
First Quarter...............................................     $9.06    $5.00
Second Quarter..............................................      8.25     4.25
Third Quarter...............................................      7.13     6.00
Fourth Quarter..............................................      7.75     1.50
CALENDAR YEAR 1999
First Quarter...............................................      4.00     1.00
Second Quarter..............................................      4.25     1.63
Third Quarter...............................................      2.96     1.00
Fourth Quarter..............................................      2.19     0.50

         On April 3, 2000, the last reported closing price of our common shares on the Nasdaq National Market was $2.75 per share. As of April 3, 2000, there were approximately 3,200 shareholders of record of our common shares.

      FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2000

         For our financial condition and the results of our operations as of December 31, 1999, we refer you to our Annual Report on Form 10-K for the period ending December 31, 1999.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder, may be offered from time to time directly to purchasers in negotiated transactions or otherwise, at prices determined at the time of sale. The Selling Shareholder may effect such transactions by selling Common Shares to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and any purchasers of common shares for whom they may act as agents.

         The place and time of delivery for the common shares in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON SHARES

GOVERNING LAW

         Socrates is a Delaware company and its affairs are governed by its Articles of Incorporation (the "Articles"), Delaware General Corporation Law and federal and state securities laws and regulations.

                                  LEGAL MATTERS

         The validity of the common shares offered hereby will be passed upon for the Company by Paul W. Richter, General Counsel of Socrates.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year end December 31, 1999, have been so incorporated in reliance on the report of Grant Thornton, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 TRANSFER AGENT

         The transfer agent of the Company's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, (212) 936-5100.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Prospectus incorporates documents by reference which are not presented in or delivered with it. This means that we can disclose certain information by referring a reader to certain documents. These documents (other than the exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to Paul W. Richter, General Counsel and Secretary, Socrates Technologies Corporation, 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22183, and our telephone number is (703) 288-6500.

         The following documents, which have been filed by Socrates with the SEC pursuant to the Exchange Act (file no. 0-26614) are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

              (a) Annual Report on Form 10-K for the year ended December 31,
1999;

              (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, September 30, 1999, and June 30, 1999;

              (c) Current Reports on Form 8-K, dated March 15, 2000, and Amendment Number One, dated May 25, 2000, and Amendment Two, dated May 26, 2000 thereto, and February 2, 2000, December 13, 1999, and October 12, 1999, and

              (d) All documents filed by Socrates with the SEC Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is to be deemed to be incorporated by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the expenses, other than underwriting discounts and commissions, expected to be incurred by the Company in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimated, with the exception of the SEC Registration Fee and Delaware tax on the issuance of the common shares covered by this Registration Statement:

SEC Registration Fee..............................................$ 2,618.00
NASD Filing Fee...................................................$17,000.00
Legal Fees and Expenses...........................................$ 2,500.00
Accounting Fees and Expenses......................................$ 1,500.00
Miscellaneous.....................................................$ 1,000.00
Total.............................................................$
                                                                  ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has obtained insurance for the benefit of the directors and officers of the Company and its subsidiaries insuring such persons against certain liabilities, including liabilities under Federal and state securities law.

         Article X of the Company's By-Laws, as amended, provides that the Company shall indemnify each person who is or was a director or officer of the Company, each person who is or was serving or has agreed to serve at the request of the Company as a director or officer of, or in a similar capacity with, another organization against all liabilities, costs and expenses reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Delaware General Corporation Law authorizes corporations to indemnify their directors and officers unless such person shall have been finally adjudicated in any proceeding to have not acted in good faith and in the reasonable belief that such action was in the best interests of the corporation.

ITEM 16. EXHIBITS.

         24.1     By-Laws, as amended, dated February 7, 1998 (1)
         24.2     Opinion of Paul Richter
         24.3     Consent of Grant Thornton, LLP.
         24.4 Power of Attorney (included as part of the signature page of this Registration Statement).
- ------------------------------------------------------------------------------
(1) Incorporated by reference to Exhibit 3(b) to the Form 10-K for the year ended December 31, 1999
- ------------------------------------------------------------------------------

ITEM 17. UNDERTAKINGS.

         A. Undertaking to Update.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                           (iii) include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking With Respect to Documents Incorporated by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Undertaking With Respect to Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. Undertaking With Respect to Pricing Information.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of any prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia on the 3rd day of April 2000.


                                             SOCRATES TECHNOLOGIES CORPORATION


                                             By: _____________________________


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Richter and Steve Fogarty, and each of them, any of whom may act without joinder of the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, who being duly authorized to sign, in the County of Fairfax, Virginia on April 3, 2000.


Date: May 30, 2000

                                            By: /s/ Paul W. Richter
                                                --------------------------------
                                                Paul W. Richter, Vice President,
                                                General Counsel and Secretary


                        SOCRATES TECHNOLOGIES CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                                Date
---------                           -----                                ----

/s/ ANDREAS A. KELLER          Chairman of the Board                    5/30/00
-----------------------
Andreas A. Keller

/s/ TIMOTHY KEENAN             President                                5/30/00
-----------------------
Timothy Keenan

/s/ STEVE FOGARTY              Chief Financial Officer and              5/30/00
-----------------------          Vice President
Steve Fogarty

/s/ PAUL W. RICHTER            Director, Vice President, General        5/30/00
-----------------------          Counsel and Secretary
Paul W. Richter

/s/ FARSHAD SAJEDI             Director                                 5/30/00
-----------------------
Farshad Sajedi

/s/ MARIELLEN LOWRY            Director                                 5/30/00
-----------------------
Mariellen Lowry